Exhibit 4.2

NUMBER	SHARES CUSIP SEE REVERSE FOR CERTAIN DEFINITIONS

MODERN MEDIA ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

AUTHORIZED 100,000,000 SHARES OF COMMON STOCK

This Certifies that	is the

registered holder of	Shares

OF THE ABOVE CORPORATION, WHICH ARE FULLY PAID AND NON-ASSESSABLE AND

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

Modern Media Acquisition Corp. (the “Corporation”) will be forced to redeem all of its shares of Offering Shares (as defined below) if it is unable to complete a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses (each, a “Business Combination”) by                 , 2018 (or by                     , 2019, as applicable) all as more fully described in the Corporation’s final prospectus dated                 , 2017.

This Certificate is not valid unless countersigned by the Transfer Agent of the Corporation and registered by the Registrar of the Corporation.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this                  day of                  A.D.                .

Secretary	[Corporate Seal] $0.0001 Par Value	President

MODERN MEDIA ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian
TEN ENT	—	as tenants by the entireties		(Cust) (Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                     hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES) OF ASSIGNEE(S))

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:

In the presence of

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Corporation’s final prospectus dated                 , 2017, the holder(s) of this Certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Corporation’s initial public offering of units, each such unit consisting of one share of common stock (“Common Stock” and, with respect to the Common Stock included in the Units, the “Offering Shares”), one right to receive one-tenth of one share of Common Stock and one-half of one warrant, only in the event that (i) the holder(s) seek(s) to redeem for cash his, her or its respective Offering Shares in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination; (ii) the Corporation redeems the Offering Shares and liquidates because it is unable to complete an initial Business Combination by                 , 2018 (or by                     , 2019, as applicable) or (iii) the Corporation redeems the Offering Shares in connection with a stockholder vote to amend the Corporation’s second amended and restated Certificate of incorporation to modify the substance and timing of the Corporation’s obligation to redeem 100% of the Offering Shares if it does not consummate an initial Business Combination by                 , 2018 (or by                     , 2019, as applicable). In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.